As filed with the Securities and Exchange Commission on January 22, 2024

Registration No. 333-276622

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3145961
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

32 Wiggins Avenue
Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip code)

Anika Therapeutics, Inc. 2021 Inducement Plan

(Full title of the plan)

Cheryl R. Blanchard

President and Chief Executive Officer

Anika Therapeutics, Inc.

32 Wiggins Avenue

Bedford, Massachusetts 01730

(781) 457-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Michael H. Bison		David Colleran
Goodwin Procter LLP		Anika Therapeutics, Inc.
100 Northern Avenue		32 Wiggins Avenue
Boston, MA 02110		Bedford, MA 01730
(617) 570-1933		(781) 457-9261

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-276622), originally filed on January 19, 2024 (the “Registration Statement”), is being filed solely to correct an error in Exhibit 99.1 and to file the correct Exhibit 99.1, which due to an inadvertent error occurring during the edgarization process, previously included an incorrect link. This Amendment does not otherwise update, amend or modify any other information, statement or disclosure contained in the Registration Statement. No additional securities are to be registered, and the appropriate registration fees were paid upon filing of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of Anika Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 6, 2018)
4.2	Bylaws of Anika Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on June 6, 2018)
5.1	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.1 to the Form S-8 Registration Statement filed on January 19, 2024)
23.1	Consent of Deloitte & Touche LLP (incorporated by reference to Exhibit 23.1 to the Form S-8 Registration Statement filed on January 19, 2024)
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1) (incorporated by reference to Exhibit 23.2 to the Form S-8 Registration Statement filed on January 19, 2024)
24.1	Power of Attorney (included on the signature page of this registration statement) (incorporated by reference to Exhibit 24.1 to the Form S-8 Registration Statement filed on January 19, 2024)
99.1	Anika Therapeutics, Inc. 2021 Inducement Plan (as amended on December 22, 2023)
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Form S-8 Registration Statement filed on January 19, 2024)

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, as of January 22, 2024.

ANIKA THERAPEUTICS, INC.

/s/ Cheryl R. Blanchard
Cheryl R. Blanchard
President and Chief Executive Officer

/s/ Michael L. Levitz
Michael L. Levitz
Chief Executive Officer and Treasurer
(Principal Financial and Accounting Officer)